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                                                                    EXHIBIT 23.5



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
InterWest Bancorp, Inc.


We consent to the incorporation herein by reference of our report dated January 20, 1995, relating to the Central Bancorporation and subsidiary consolidated statement of operations for the year ended December 31, 1994, which report appears in the September 30, 1996 Annual Report on Form 10-K of InterWest Bancorp, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


Seattle, Washington
October 30, 1997



/s/ KPMG Peat Marwick, LLP